Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Names Edward Dowling Chief Executive Officer

OVERLAND PARK, Kan. (Jan. 16, 2024) – Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, today announced that its board of directors has named Edward C. Dowling Jr. as the company’s new president and chief executive officer, effective Jan. 18, 2024. Dowling will continue to serve on the company’s board, which he joined in March 2022.

Dowling succeeds Kevin S. Crutchfield, who will step down from his position as the company’s president, CEO and member of the board, effective end-of-day Jan. 17, 2024. Crutchfield will continue to serve in a consulting capacity through the end of the fiscal year to help ensure a smooth transition.

“Through Kevin’s leadership over the past several years, Compass Minerals has made meaningful strides in safety and achieved a number of strategic milestones, particularly with the emergence of our next-generation Fire Retardant business. Our entire board appreciates the lasting contributions Kevin has made in preparing our company for future growth,” said Joe Reece, non-executive chairman of the board. “As Compass Minerals enters its next chapter, our board looks forward to leveraging Ed’s deep leadership experience and perspectives as we renew our focus on reducing costs, driving positive free cash flow and generating sustained value through our unique set of advantaged assets.”

Dowling brings more than 30 years of leadership experience and international mining expertise to the president and CEO role, having served in CEO positions with both Alacer Gold Corp., now SSR Mining Inc., and Meridian Gold Inc., as well as executive positions with De Beers S.A., a diamond producer, and Cleveland Cliffs, Inc., an iron and steel producer. He currently serves on the board for Teck Resources, Ltd., and has previously served on the boards for Copper Mountain Mining Corporation, SSR Mining and PJSC Polyus.

Dowling, a former petty officer in the U.S. Navy, earned a Bachelor of Science in mining engineering and mineral processing, a Master of Science in mineral processing and a Doctorate in mineral processing from Pennsylvania State University.

“I am honored and excited by the opportunity to lead Compass Minerals,” added Dowling. “I look forward to the continued shared efforts of our board and leadership team as we work tirelessly to enhance the profitability of our essential minerals portfolio through safe, efficient and fiscally disciplined operations.”

About Compass Minerals
Compass Minerals (NYSE: CMP) is a leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. The company’s salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial, chemical and agricultural applications. Its plant nutrition products help improve the quality and yield of crops, while supporting sustainable agriculture. Additionally, the company is pursuing development of a sustainable lithium brine resource to support the North American battery market and is owner of Fortress North America, a next-generation fire retardant company. Compass Minerals operates 12 production and packaging facilities with nearly 2,000 employees throughout the U.S., Canada and the U.K. Visit compassminerals.com for more information about the company and its products.

Media Contact	Investor Contact
Rick Axthelm	Brent Collins
Chief Public Affairs and Sustainability Officer	Vice President, Investor Relations
+1.913.344.9198	+1.913.344.9111
MediaRelations@compassminerals.com	InvestorRelations@compassminerals.com

Forward-Looking Statements and Other Disclaimers
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding cost reduction, cash flow and shareholder value. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, including any amendments, as well as the company’s other SEC filings. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law.